As filed with the Securities and Exchange Commission on March 29, 2005

Registration No. 33-74616

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AETRIUM INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1439182 (I.R.S. Employer Identification No.)

2350 Helen Street
North St. Paul, Minnesota 55109
(651) 770-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AETRIUM INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Douglas L. Hemer
Aetrium Incorporated
2350 Helen Street
North St. Paul, Minnesota 55109
(651) 770-2000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Kerri L. Klemz, Esq.
Oppenheimer Wolff & Donnelly LLP
3400 Plaza VII, 45 South Seventh Street
Minneapolis, Minnesota 55402

DEREGISTRATION OF SECURITIES

     Aetrium Incorporated (“Aetrium”) registered 28,000 shares (the “Shares”) of its common stock, par value $.001 per share (the “Common Stock”), to be sold under its Employee Stock Purchase Plan pursuant to its Registration Statement on Form S-8, File No. 33-74616 (including all amendments and supplements thereto, the “Registration Statement”), as originally filed with the Securities and Exchange Commission on January 28, 1994. On December 31, 2004, Aetrium terminated its Employee Stock Purchase Plan. As a result of the termination of the Employee Stock Purchase Plan, Aetrium’s obligations to maintain the effectiveness of the Registration Statement with respect to the Employee Stock Purchase Plan have expired. Pursuant to the undertaking contained in the Registration Statement filed on January 28, 1994, Aetrium is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares of Common Stock registered for sale under the Employee Stock Purchase Plan that remained unsold as of the date of termination.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul and State of Minnesota, on March 29, 2005.

AETRIUM INCORPORATED
By:	/s/ Joseph C. Levesque
Joseph C. Levesque
Chief Executive Officer and President (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on March 29, 2005 by the following persons in the capacities indicated.

/s/ Joseph C. Levesque Joseph C. Levesque	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)
/s/ Paul H. Askegaard Paul H. Askegaard	Treasurer (Principal Financial and Accounting Officer)
/s/ Douglas L. Hemer Douglas L. Hemer	Chief Administrative Officer, Secretary and Director
* Darnell L. Boehm	Director
* Terrence W. Glarner	Director
* Andrew J. Greenshields	Director

*	Executed on behalf of such director by Joseph C. Levesque as attorney-in-fact pursuant to a Power of Attorney filed with Registration Statement No. 33-74616, filed by Registrant on January 28, 1994.

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